EXHIBIT 10.44

Supplementary Agreement

This Supplementary Agreement to the Framework Agreement (Supplementary Agreement) is entered into on 6 August 2007 in Binzhou, People’s Republic of China (PRC), with the legal effect equal to the Framework Agreement by and between

(1)

Binzhou Broadcasting and Television Network Co., Ltd. (Party A), a PRC company with its registered address at No. 358, Huanghe 5th Road, Binzhou, Shandong Province, PRC, the legal representative of which is Yin Bingming; and

(2)

Jinan Youxiantong Network Technology Co., Ltd. (Party B), a PRC company with its registered address at Room 1014 Wenjiao Tower, No.1 Qingnian East Road, Jinan, Shandong Province, PRC, the legal representative of which is Pu Yue.

1.	Continuous Transfer of Assets

Party A intends to transfer the assets relating to the business of Party A’s Bincheng District Branch, Zhanhua Branch and Wudi Branch to the proposed New Company established jointly by Party A and Party B in Binzhou.

1.1	Transferred Assets

For the purpose of this Supplementary Agreement, the Transferred Assets refer to those assets relating to any Business of Party A’s Bincheng District Branch, Zhanhua Branch and Wudi Branch, as defined in the Frame Agreement; for the avoidance of doubt, the Transferred Assets shall be free of any and all debts;

1.2	Value of the Transferred Assets
1.2.1

The value of the Transferred Assets shall be assessed in accordance to the results of an audit report issued by a qualified audit institution designated by Party B on the assets of the aforesaid branches of Party A, which must be confirmed by Party A, otherwise Party A shall not be obliged to perform this Agreement;

1.2.2

Where Party A enters into an assets transfer agreement with the proposed New Company prior to 31 December 2007 to transfer the Transferred Assets of Party A’s branches to the proposed New Company in installments, the value of the Transferred Assets shall amount to 6.6 times the sum of the audited profits before tax and depreciation of Party A’s branches for 2006, based on which the consideration is calculated in the assets transfer agreement signed by and between Party A and the New Company;

1.2.3

Where Party A signs an assets transfer agreement with the proposed New Company after 31 December 2007 to transfer the Transferred Assets of Party A’s branches to the proposed New Company in installments, the value of the Transferred Assets shall amount to 6.6 times the sum of the audited profits before tax and depreciation of Party A’s branches for 2007, based on which the consideration is calculated in the assets transfer agreement entered into by and between Party A and the New Company;

1.3	Transfer Schedule

Following consultation and upon confirmation by Part A and Party B of the financial arrangement made by Party A for the value of the Transferred Assets and the consideration to be paid by Party B and the signing of the agreement, Party A shall in its best effort and as early as practically possible transfer the Transferred Assets of Party A’s branches to the proposed New Company. Party B shall in its best effort and as practically as possible ensure that Party A transfers the Transferred Assets of Party A’s branches to the proposed New Company.

2.	Consideration and Financial Arrangement
2.1	Total amount of the consideration to be paid by Party B

The consideration amount invested by Party B in the proposed New Company shall be calculated pursuant to the value of the Transferred Assets to be transferred by Party A to the New Company;

2.2	Payment time and method of consideration

Consideration shall be paid within 5 working days after Party A signs an assets transfer agreement on the Transferred Assets and an agreement on change of cooperation territory with the New Company and Party B.

2.3	The financial arrangement for Party A transferring the Transferred Assets and Party B paying the consideration shall be separately agreed to by Party A and Party B.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above.

Binzhou Broadcasting and Television Network Co., Ltd.

By:	/s/ Yin Bingming
Name:	Yin Bingming
Title:	Authorized Representative
Company seal

Jinan Youxiantong Network Technology Co., Ltd.

By:	/s/ Pu Yue
Name:	Pu Yue
Title:	Authorized Representative
Company seal